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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

           QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Date of report: March 15, 2001

                       Commission file number 000-29820

                         ARGOSY EDUCATION GROUP, INC.
            (Exact name of registrant as specified in its charter)



                     Illinois                         36-2855674
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)          Identification No.)

                           Two First National Plaza
                       20 South Clark Street, 3rd Floor
                            Chicago, Illinois 60603
                           Telephone: (312) 899-9900
 (Address, including zip code, and telephone number, including area code, of principal executive offices)
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Item 2. Acquisition or Disposition of Assets.

On March 1, 2001, Argosy Education Group, an Illinois corporation ("Argosy") completed its acquisition of Western State University College of Law, a California corporation ("Western State") pursuant to the terms of the Stock Purchase Agreement dated November 14, 2000, between Argosy and Western State. In the stock purchase, all of the outstanding common stock of Western State was purchased by Argosy for a purchase price of approximately $13.0 million less certain deductions as provided in the agreement. Consideration for the purchase of Western State was paid with $8.6 million of cash, $4.0 million of assumed debt and certain other deductions.

In addition, pursuant to the Asset Purchase Agreement dated March 1, 2001, Argosy exercised its option to purchase all of the operating assets of John Marshall Law School, a Georgia Corporation. The Company entered into a long-term management arrangement with John Marshall Law School of Atlanta, Georgia in September 1999. The arrangement included a management agreement, a 10-year option to purchase John Marshall exercisable at the Company's discretion and a line of credit of $600,000 between the Company and John Marshall. As of March 1, 2001, the Company had advanced $.5 million under the line of credit and approximately $3.7 million in operating cash under the management agreement.
The agreement provides for a minimum purchase price of $.1 million which may be adjusted for certain additions and exclusions as provided for in the agreement.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a) Financial Statements:

Financial Statements of Western State University College of Law and John Marshall Law School for the period specified by Rule 3-05(b) of Regulation S-X will be filed by Amendment within the applicable time period as is provided by regulation.

(b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X will be filed by Amendment within the Applicable time period as is provided by regulation.

(c) Exhibits:

2.1  Asset Purchase Agreement for the purchase of John Marshall Law School.

2.2 Management Services Agreement between Argosy Education Group and John Marshall Law School dated as of September 1, 1999 (incorporated by reference from Argosy Education Group's Annual Report on Form 10K for the fiscal year ended August 31, 1999, dated as of November 30, 1999.)

2.3 Press Release issued by Argosy Education Group on March 1, 2001, announcing it acquisition of Western State University College of Law and the purchase of John Marshall Law School and restatement of financial results.
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2.4  Press Release issued by Argosy Education Group on March 1, 2001, announcing it exercised its option to purchase John Marshall Law School and that it will restate financial results for the year ended August 31, 2000 and the quarter ended November 30, 2000.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGOSY EDUCATION GROUP, INC.

March 15, 2001                         /s/ Charles T. Gradowski
                                       ------------------------------
                                       Charles T. Gradowski
                                       Chief Financial Officer